UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2012

CLEARWIRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-34196	56-2408571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1475 120th Avenue Northeast, Bellevue, WA		98005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 216-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Sprint Nextel Corporation (NYSE: S) filed on December 13, 2012, a Schedule 13D with the Securities and Exchange Commission, in which it disclosed its intent to acquire shares of Clearwire Corporation’s (the “Company” or “Clearwire”) capital stock it does not already own.

Clearwire is currently in discussions with Sprint regarding a potential strategic transaction. A Special Committee of the Clearwire Board of Directors, previously formed to review potential indications or proposals, including from Sprint, has been reviewing the potential strategic transaction. On December 12, 2012, Sprint submitted a non-binding proposal that had been reviewed by its Board of Directors, which included a purchase price for the remaining shares of Class A common stock and Class B common stock (and related Clearwire Communications LLC units) of Clearwire it does not already own.

Clearwire does not comment on ongoing negotiations with counterparties and, under the direction of the Special Committee, continues to be in discussions with Sprint to explore a transaction. There can be no assurance as to the terms of any potential transaction or that any transaction will result.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARWIRE CORPORATION

Dated: December 13, 2012	By:	/s/ Hope F. Cochran
Hope F. Cochran
Chief Financial Officer